Exhibit 23.2

CONSENT OF PRICEWATERHOUSECOOPERS LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2009 relating to the financial statements and financial statement schedule, which appears in Solta Medical, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 22, 2010